Exhibit 1.3

THIS IS NOT A LETTER OF TRANSMITTAL. THIS NOTICE OF GUARANTEED DELIVERY IS FOR USE IN ACCEPTING THE OFFERS BY AIMIA INC. TO PURCHASE UP TO ALL OUTSTANDING CUMULATIVE RATE RESET PREFERRED SHARES, SERIES 1, CUMULATIVE RATE RESET PREFERRED SHARES, SERIES 3 AND CUMULATIVE FLOATING RATE PREFERRED SHARES, SERIES 4.

NOTICE OF GUARANTEED DELIVERY

FOR THE TENDER OF UP TO

ALL OF THE ISSUED AND OUTSTANDING CUMULATIVE RATE RESET PREFERRED SHARES, SERIES 1

AND

ALL OF THE ISSUED AND OUTSTANDING CUMULATIVE RATE RESET PREFERRED SHARES, SERIES 3

AND

ALL OF THE ISSUED AND OUTSTANDING CUMULATIVE FLOATING RATE PREFERRED SHARES, SERIES 4

PAYABLE IN

2030 NOTES, AS DESCRIBED IN THE OFFERS AND CIRCULAR

PURSUANT TO THE OFFERS DATED NOVEMBER 21, 2024 BY AIMIA INC.

THE OFFERS WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (EASTERN TIME) (THE “EXPIRY TIME”) ON JANUARY 10, 2025, UNLESS WITHDRAWN, EXTENDED OR VARIED (THE “EXPIRY DATE”).

This Notice of Guaranteed Delivery (the “Notice of Guaranteed Delivery”), or a manually photocopy thereof, may be used to accept any of the offers (collectively, the “Offers”) made by Aimia Inc. (“Aimia” or the “Corporation”) to purchase (i) up to all of the Cumulative Rate Reset Preferred Shares, Series 1 (the “Series 1 Preferred Shares”) for an exchange consideration of $17.00 per Series 1 Preferred Share; (ii) up to all of the Cumulative Rate Reset Preferred Shares, Series 3 (the “Series 3 Preferred Shares”) for an exchange consideration of $17.50 per Series 3 Preferred Share; and (iii) up to all the Cumulative Floating Rate Preferred Shares, Series 4 (the “Series 4 Preferred Shares”) for an exchange consideration of $18.4375 per Series 4 Preferred Share, in each case from the holders thereof (the “Preferred Shareholders”) upon the terms and subject to the conditions set forth in the offers to purchase dated November 21, 2024 (the “Offers to Purchase”) and accompanying circular (the “Circular” and together with the Offers to Purchase, collectively, the “Offers and Circular”) and in this Notice of Guaranteed Delivery and the letter of transmittal (the “Letter of Transmittal”). Use this Notice of Guaranteed Delivery only if (i) certificate(s) representing the Preferred Shares to be deposited are not immediately available, (ii) the book-entry transfer procedures set forth in Section 4 of the Offers to Purchase, “Procedure for Depositing Preferred Shares – Book-Entry Transfer Procedures” cannot be completed prior to the Expiry Time, or (iii) time will not permit all required documents to reach TSX Trust Company (the “Depositary”) prior to the Expiry Time. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by email or by mail to the office of the Depositary in Toronto, Ontario set forth in this Notice of Guaranteed Delivery. See Section 4 of the Offers to Purchase, “Procedure for Depositing Preferred Shares – Procedure for Guaranteed Delivery”.

The terms and conditions of the Offers and Circular and the Letter of Transmittal form part of and are incorporated by reference into this Notice of Guaranteed Delivery. Capitalized words and defined terms used but not otherwise defined in this Notice of Guaranteed Delivery which are defined in the Offers and Circular have the respective meanings ascribed thereto in the Offers and Circular and grammatical variations thereof have corresponding meanings. All references to “$”, “Cdn$” and “dollars” in this Notice of Guaranteed Delivery mean Canadian dollars, unless otherwise indicated. In the case of any inconsistency between the terms of this Notice of Guaranteed Delivery and the Offers and Circular, the terms of the Offers and Circular shall prevail.

Any questions or requests for assistance may be directed to the Depositary at the addresses and telephone numbers set forth on page 7 of this Notice of Guaranteed Delivery. Additional copies of the Offers and Circular, the Letter of Transmittal and this Notice of Guaranteed Delivery may be obtained from the Depositary. Manually executed photocopies of this Notice of Guaranteed Delivery will be accepted. Preferred Shareholders may also contact their investment dealer, stock broker, commercial bank, trust company or other nominee for assistance concerning the Offers.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN THE TORONTO, ONTARIO OFFICE ADDRESS OF THE DEPOSITARY SET FORTH ON PAGE 7 OF THIS DOCUMENT WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY. DELIVERIES TO AIMIA OR THE BOOK-ENTRY TRANSFER FACILITY WILL NOT BE FORWARDED TO THE DEPOSITARY AND WILL NOT CONSTITUTE A VALID DELIVERY. YOU MUST SIGN THIS NOTICE OF GUARANTEED DELIVERY IN THE APPROPRIATE SPACE PROVIDED BELOW, AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION, AND MUST DELIVER A LETTER OF TRANSMITTAL AND THE CERTIFICATE(S) REPRESENTING YOUR PREFERRED SHARES TO THE TORONTO, ONTARIO OFFICE ADDRESS OF THE DEPOSITARY, AS MORE FULLY DESCRIBED BELOW.

WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY

If a Preferred Shareholder wishes to tender Preferred Shares pursuant to the Offers and cannot deliver certificates for such Preferred Shares, or the book-entry transfer procedures described in the Offers and Circular cannot be completed prior to the Expiry Time, or time will not permit all required documents to reach the Depositary prior to the Expiry Time, such Preferred Shares may nevertheless be deposited if all the following conditions are met:

(a)	such deposit is made by or through an Eligible Institution (as defined below);

(b)
this properly completed and duly executed Notice of Guaranteed Delivery, or a manually executed photocopy or facsimile thereof, is received by the Depositary at its office in Toronto, Ontario as set out in this Notice of Guaranteed Delivery, prior to the Expiry Time; and

(c)
the certificates for all deposited Preferred Shares in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal, or a manually executed photocopy or facsimile thereof, relating to such Preferred Shares, with signatures guaranteed by an Eligible Institution if so required in accordance with the Letter of Transmittal, and any other documents required by the Letter of Transmittal, are received by the Depositary at its Toronto, Ontario office address on or before 5:00 p.m. (Eastern time) on the first trading day on the Toronto Stock Exchange (the “TSX”) after the Expiry Date.

This Notice of Guaranteed Delivery may be delivered by hand or transmitted by email or by mail to the office of the Depositary in Toronto, Ontario, as set out in this Notice of Guaranteed Delivery, and must include a guarantee by an Eligible Institution in the form set forth in this Notice of Guaranteed Delivery. Delivery of this Notice of Guaranteed Delivery and the Letter of Transmittal and accompanying certificate(s) representing Preferred Shares and all other required documents to any office other than the Toronto, Ontario office of the Depositary specified in this Notice of Guaranteed Delivery does not constitute delivery for purposes of satisfying a guaranteed delivery. For Preferred Shares to be validly tendered pursuant to the guaranteed delivery procedure, the Depositary must receive this Notice of Guaranteed Delivery by the Expiry Time.

An “Eligible Institution” means a Canadian Schedule I chartered bank, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the Financial Industry Regulatory Authority or banks and trust companies in the United States.

TO:	AIMIA INC.
AND TO:	TSX TRUST COMPANY, as Depositary, at its offices set out herein.

By Mail, by Hand or by Courier:  100 Adelaide St. W.
Suite 301
Toronto, Ontario
M5H 4H1

Attention: Corporate Actions

Telephone (Local): 416-682-3860
North American Toll-Free: 1-800-387-0825
E-mail: tsxt-gd_corporateactions@tmx.com

This Notice of Guaranteed Delivery may be delivered by hand or transmitted by email or by mail to the office of the Depositary in Toronto, Ontario, as set out in this Notice of Guaranteed Delivery, and must include a guarantee by an Eligible Institution in the form set forth in this Notice of Guaranteed Delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures on the Letter of Transmittal. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature must appear in Box F, “Guarantee of Signature(s)”, in the Letter of Transmittal.

DO NOT SEND PREFERRED SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. PREFERRED SHARE CERTIFICATES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

The undersigned hereby tenders to the Corporation, in the manner indicated below and at the applicable purchase price per Preferred Share indicated in this Notice of Guaranteed Delivery, net to the Preferred Shareholder in cash (subject to applicable withholding taxes, if any), upon the terms and subject to the conditions set forth in the Offers and Circular, the related Letter of Transmittal and this Notice of Guaranteed Delivery, receipt of which is hereby acknowledged, the number of Preferred Shares of each Series indicated below pursuant to the guaranteed delivery procedures set forth in subsection, “Procedure for Guaranteed Delivery” of Section 4 of the Offers to Purchase, “Procedure for Depositing Preferred Shares”. The following are the details of the deposited Preferred Shares:

BOX 1
SERIES 1 PREFERRED SHARES* (Please print or type. If space is insufficient, please attach a list to this Notice of Guaranteed Delivery in the form below.)
Certificate Number(s) (if available)	Name(s) in which Registered (please print and fill in exactly as name(s) appear(s) on certificate(s))	Number of Series 1 Preferred Shares Represented by the Certificate	Number of Series 1 Preferred Shares Deposited*

TOTAL SERIES 1 PREFERRED SHARES TENDERED:

SERIES 3 PREFERRED SHARES* (Please print or type. If space is insufficient, please attach a list to this Notice of Guaranteed Delivery in the form below.)
Certificate Number(s) (if available)	Name(s) in which Registered (please print and fill in exactly as name(s) appear(s) on certificate(s))	Number of Series 3 Preferred Shares Represented by the Certificate	Number of Series 3 Preferred Shares Deposited*

TOTAL SERIES 3 PREFERRED SHARES TENDERED:

SERIES 4 PREFERRED SHARES* (Please print or type. If space is insufficient, please attach a list to this Notice of Guaranteed Delivery in the form below.)
Certificate Number(s) (if available)	Name(s) in which Registered (please print and fill in exactly as name(s) appear(s) on certificate(s))	Number of Series 4 Preferred Shares Represented by the Certificate	Number of Series 4 Preferred Shares Deposited*

TOTAL SERIES 4 PREFERRED SHARES TENDERED:

*Unless otherwise indicated, the number of Preferred Shares evidenced by all Preferred Shares certificates delivered will be deemed to have been deposited. If you wish to deposit fewer than all of the Preferred Shares evidenced by all certificates listed above, indicate in the fourth column the number of Preferred Shares of the applicable Series you wish to deposit. See Instruction 7 of the Letter of Transmittal.

IMPORTANT: This Notice of Guaranteed Delivery (or a manually executed photocopy thereof), properly completed and duly executed and guaranteed by an Eligible Institution, must be received by the Depositary at its Toronto, Ontario office address prior to the Expiry Time. Thereafter, the certificate(s) representing the deposited Preferred Shares along with the properly completed and duly executed Letter of Transmittal and all other documents required by the Letter of Transmittal must be received by the Depositary at its Toronto, Ontario office address on or before 5:00 p.m. (Eastern time) on the first trading day on the TSX after the Expiry Date.

Delivery of this Notice of Guaranteed Delivery and the Letter of Transmittal and accompanying certificate(s) representing Preferred Shares and all other required documents to any office other than the Toronto, Ontario office of the Depositary specified in this Notice of Guaranteed Delivery does not constitute delivery for purposes of satisfying a guaranteed delivery. For Preferred Shares to be validly tendered pursuant to the guaranteed delivery procedure, the Depositary must receive this Notice of Guaranteed Delivery by the Expiry Time.

The Eligible Institution which completes this form must send the guarantee to the Depositary and must deliver (i) the Letter of Transmittal and certificates for Preferred Shares or (ii) in the case of a book-entry transfer, a Book- Entry Confirmation through the CDSX system, to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

The undersigned understands and acknowledges that payment for Preferred Shares tendered and accepted for payment pursuant to an Offer will be made only after timely receipt by the Depositary of certificate(s) for such Preferred Shares, a properly completed and duly executed Letter of Transmittal (or a manually executed photocopy thereof) or, in the case of a book-entry transfer, a book-entry confirmation through the CDSX system, relating to such Preferred Shares, with the signatures guaranteed if required, and all other documents required by the Letter of Transmittal before 5:00 p.m. (Eastern time) on or before the first trading day on the TSX after the Expiry Date. The undersigned also understands and acknowledges that under no circumstances will interest accrue or be paid by the Corporation or the Depositary on the purchase price for any Preferred Share regardless of any delay in making payment, including any delay in making payment or otherwise to any person using the guaranteed delivery procedures, and that payment for Preferred Shares deposited pursuant to the guaranteed delivery procedures will be the same as that for Preferred Shares delivered to the Depositary on or prior to the Expiry Date, even if the Preferred Shares to be delivered pursuant to the guaranteed delivery procedures set forth in Section 4 of the Offers to Purchase, “Procedure for Depositing Preferred Shares”, are not so delivered to the Depositary at such date and, therefore, payment by the Depositary on account of such Preferred Shares is not made until after the date the payment for the deposited Preferred Shares accepted for payment pursuant to the Offers is to be made by the Corporation.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery is irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by applicable law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PREFERRED SHAREHOLDER SIGNATURE(S)

Signature(s) of Registered Preferred Shareholder(s):

Name(s) of Registered Preferred Shareholder(s):	Address(es):

Postal Code/Zip Code:
Dated:	Area Code and Tel. No.:

GUARANTEE
(Not to be used for signature guarantees)

The undersigned, a Canadian Schedule I chartered bank, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP), guarantees to deliver to the Depositary at its address set forth in this Notice of Guaranteed Delivery, the certificate(s) representing the Preferred Shares tendered hereby, in proper form for transfer, with delivery of a properly completed and duly executed Letter of Transmittal (or a manually executed photocopy thereof) and any other required documents, on or before 5:00 p.m. (Eastern time) on the first trading day on the TSX after the Expiry Date.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the tendered Preferred Shares to the Depositary within the time period stated herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm	Authorized Signature:
Address of Firm
Name
(please type or print)
(Postal Code or Zip Code)	Title:
Area Code and Tel. No.	Dated:

The tender information specified in this Notice of Guaranteed Delivery will, in all circumstances, take precedence over any inconsistent tender information that is specified in the related Letter of Transmittal that is subsequently deposited.

The Depositary for the Offer is
TSX Trust Company

By Mail, by Hand or by Courier

301-100 Adelaide St. W
Toronto, Ontario
M5H 4H1

Attention: Corporate Actions

Telephone (Local): 416-682-3860
North American Toll Free: 1-800-387-0825
E-Mail: tsxt-gd_corporateactions@tmx.com